AGREEMENT

This agreement between Top Sports SA and eConnect hereby states that eConnect shall provide Top Sports with 100,000 free trading
ECNC shares per month beginning January 2000 and ending December
2000.

That Top Sports will sell such shares in the marketplace and will use the resulting revenues to fund the continued expansion plans of Top Sports SA, specifically the acquisition of 20 targeted
Dominican Repubic Sports Books.

Top Sports shall provide a complete monthly accounting of the sale of the ECNC stock and the usage of the resulting funds.

Dated: December 16, 1999.                    eCONNECT


                                             By: /s/  Thomas S. Hughes
                                             Thomas S. Hughes, President


                                             TOP SPORTS, S.A.


                                             By: /s/  Paul Egan
                                             Paul Egan, President